Exhibit 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

As independent petroleum engineers, we hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-282383) of BKV Corporation of our summary reserve report dated February 28, 2025, and oil, natural gas and NGL reserves estimates and forecasts of economics of Bedrock Production, LLC as of December 31, 2024, included in or made part of this Current Report on Form 8-K.

CAWLEY, GILLESPIE & ASSOCIATES, INC.
Texas Registered Engineering Firm F-693

By:	/s/ W. Todd Brooker
W. Todd Brooker, P.E.
President

Austin, Texas

October 1, 2025